                                                                    EXHIBIT 99.1


                                NETSCOUT SYSTEMS
                       ANNOUNCES STOCK REPURCHASE PROGRAM

         WESTFORD, MASS., SEPTEMBER 17, 2001 - NETSCOUT SYSTEMS, INC. (NASDAQ:
NTCT), a leading provider of network performance management solutions, announced today that its Board of Directors has authorized an open market stock repurchase program that will enable NetScout to purchase up to 1 million shares of outstanding NetScout common stock. The program is effective immediately.

         Any purchases under NetScout's stock repurchase program may be made, from time-to-time, in the open market, through block trades or otherwise. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time-to-time without prior notice. As of August 9, 2001, NetScout has approximately 29.6 million shares outstanding.

         "NetScout's Board of Directors has authorized this repurchase program to support and demonstrate our confidence in America's financial markets and in our company's future," said Anil Singhal, President and Chief Executive Officer. "This buyback is also an important way for us to use our financial strength; we believe our stock is undervalued and want to take this additional measure to increase shareholder value alongside our other strategic investments in market leadership."


ABOUT NETSCOUT SYSTEMS

NetScout Systems, Inc. is a market leader and pioneer of integrated infrastructure performance management solutions for leading companies and service providers worldwide. NetScout serves a major portion of the Fortune 500 and counts among its customers 3M Corporation, AT&T, Bristol-Myers Squibb, Cisco Systems, VoiceStream, Arvin Meritor, Coca Cola, MCI Worldcom, Fidelity Investments, Bank of America, Baxter Healthcare, CitiGroup, Smith Barney, Goldman Sachs, General Motors, Motorola and Sun Microsystems.

NetScout's solutions are offered through its nGenius(TM) Performance Management System, an integrated solutions-based suite of advanced monitoring and reporting applications that draw on the rich performance data generated by NetScout's real-time, application-aware probe suite, advanced intelligent software agents, and network devices. The nGenius System helps organizations increase their return on infrastructure investments by optimizing the performance of their network, applications and content. NetScout is headquartered in Westford, Massachusetts and has approximately 360 employees, with offices in North America, Europe and Asia. Further information on the company is available on the World Wide Web at www.netscout.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the company's infrastructure performance management solutions, the company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels, and dependence on proprietary technology, as well as risks of slowdowns or downturns in economic conditions generally and in the market for infrastructure performance management solutions specifically. For a more detailed description of the risk factors associated with the company, please refer to the company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, and its quarterly report on Form 10-Q for the quarter ended June 30, 2001, on file with the Securities and Exchange Commission.

NetScout is a registered trademark, and the NetScout logo, nGenius, nGenius Application Service Level Manager, nGenius Real-Time Monitor and nGenius Capacity Planner are trademarks of NetScout Systems, Inc.